UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2022

Kiniksa Pharmaceuticals, Ltd.

(Exact name of Registrant as Specified in Its Charter)

Bermuda	001-730430	98-1327726
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Kiniksa Pharmaceuticals, Ltd.

Clarendon House

2 Church Street

Hamilton HM11, Bermuda
(808) 451-3453

(Address, zip code and telephone number, including area code of principal executive offices)

Kiniksa Pharmaceuticals Corp.

100 Hayden Avenue

Lexington, MA, 02421

(781) 431-9100

(Address, zip code and telephone number, including area code of agent for service)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Shares $0.000273235 par value	KNSA	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On February 21, 2022, Kiniksa Pharmaceuticals (UK), Ltd. (“Kiniksa UK”), a wholly-owned subsidiary of Kiniksa Pharmaceuticals, Ltd. (the “Company”) entered into two collaboration and license agreements (each, a “Collaboration Agreement” and together, the “Collaboration Agreements”) with Hangzhou Zhongmei Huadong Pharmaceutical Co., Ltd. (“Huadong”), pursuant to which Kiniksa UK granted Huadong exclusive rights to develop and commercialize rilonacept and mavrilimumab (each, a “Licensed Product” and together, the “Licensed Products”) in the following countries: People’s Republic of China, Hong Kong SAR, Macao SAR, Taiwan Region, South Korea, Indonesia, Singapore, The Philippines, Thailand, Australia, Bangladesh, Bhutan, Brunei, Burma, Cambodia, India, Laos, Malaysia, Maldives, Mongolia, Nepal, New Zealand, Sri Lanka, and Vietnam (collectively, the “Territory”). Kiniksa UK and its affiliates will otherwise retain their current rights to the Licensed Products outside the Territory.

Under the Collaboration Agreements, Kiniksa UK will receive a total upfront cash payment of $22 million, which total includes $12 million for the Territory license of rilonacept and $10 million for the Territory license of mavrilimumab. In addition, Kiniksa UK will be eligible to receive up to approximately $640 million in contingent payments, including specified development, regulatory and sales-based milestones. Huadong will also be obligated to pay Kiniksa UK tiered percentage royalties on a Licensed Product-by-Licensed Product basis ranging from the low-teens to low-twenties on annual net sales of each Licensed Product in the Territory, subject to certain reductions tied to rilonacept manufacturing costs and certain other customary reductions, with an aggregate minimum floor. Royalties will be payable on a Licensed Product-by-Licensed Product and country-by-country or region-by-region basis until the later of (i) 12 years after the first commercial sale of the applicable Licensed Product in such country or region in the Territory, (ii) the date of expiration of the last valid patent claim of Kiniksa UK’s patent rights or any joint collaboration patent rights that covers the applicable Licensed Product in such country or region in the Territory, and (iii) the expiration of the last regulatory exclusivity for the applicable Licensed Product in such country or region in the Territory.

Pursuant and subject to the terms of the Collaboration Agreements, Huadong has the exclusive right to conduct Territory-specific development activities for the Licensed Products in the Territory, the first right to support global development of the Licensed Products by serving as the sponsor of the global clinical trials conducted in the Territory and the exclusive right to commercialize the Licensed Products in the Territory. Huadong will be responsible for all costs of development activities and commercialization in the Territory.

Absent early termination, each Collaboration Agreement will continue on a country-by-country or region-by-region basis until there are no more royalty payments owed to Kiniksa UK in such country or region for the applicable Licensed Product. Huadong has the right to terminate each Collaboration Agreement at its discretion upon 12 months’ notice and either party may terminate the applicable Collaboration Agreement in the event of an uncured material breach of the other party or in the case of insolvency of the other party. In addition, Kiniksa UK may terminate the applicable Collaboration Agreement if Huadong or its affiliates or sublicensees challenges the scope, validity, or enforceability of Kiniksa UK’s patent rights. If Huadong and its affiliates do not conduct any material development or commercialization activities with respect to a Licensed Product in the People’s Republic of China for a continuous period of longer than six months, then, subject to certain exceptions, Kiniksa UK may terminate the Collaboration Agreement applicable to such Licensed Product with 60 days’ prior written notice. In addition, Huadong’s rights under each Collaboration Agreement in certain regions within the Territory may be subject to termination upon failure by Huadong to perform certain clinical, development or commercialization activities, as applicable, with respect to the applicable Licensed Product in such regions.

The foregoing description of the material terms of the Collaboration Agreements is qualified in its entirety by reference to the complete text of the Collaboration Agreements, which the Company intends to file, with confidential terms redacted, with the Securities and Exchange Commission (“SEC”) as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022.

Item 2.02. Results of Operations and Financial Condition.

On February 22, 2022, the Company issued a press release announcing financial results for the fiscal year ended December 31, 2021. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure.

On February 22, 2022, the Company issued a press release regarding the transaction described above in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

In accordance with General Instruction B.2 of Form 8-K, the information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K, and Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing and except as expressly provided by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Q4 and FY2021 Earnings Press Release issued by Kiniksa Pharmaceuticals, Ltd., dated February 22, 2022

99.2	Press Release issued by Kiniksa Pharmaceuticals, Ltd., dated February 22, 2022.

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINIKSA PHARMACEUTICALS, LTD.

Date: February 22, 2022	By:	/s/ Madelyn Zeylikman
Madelyn Zeylikman
Vice President, General Counsel and Secretary